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                                                                    EXHIBIT 21.1

                                SUBSIDIARIES OF
                      PLAINS ALL AMERICAN PIPELINE, L.P.
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Plains Marketing, L.P.
All American Pipeline, L.P.
Plains Scurlock Permian, L.P.
Scurlock Permian LLC
Scurlock Permian LLC